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                                                                   Exhibit 10.11


                  AGREEMENT FOR THE PURCHASE AND SALE OF QUOTAS
                OF P.S.T. INDUSTRIA ELETRONICA DA AMAZONIA LTDA.


The parties to this Agreement for the Purchase and Sale of Quotas (the "Agreement"), as follows:

1) RICARDO RIBEIRO MACIEL, Brazilian citizen, married, accountant, resident and domiciled at Alameda Procion, 548 - Condominio Morada das Estrelas, Aldeia da Serra, Barueri,, State of Sao Paulo, holder of identification card RG/SP No. 32.798.056-4, Individual Taxpayers Registration No. 544.899.389-34 and ICHIRO AOKI, Japanese citizen, married, electrical engineer, resident and domiciled at Rua Joaquim Novaes, No. 250, apt. 61, Cambui, Campinas, State of Sao Paulo, holder of Identity Card for Foreigners No. W482764-B, Individual Taxpayers Registration Nbr 107.959.188-52, (each a "Seller" and collectively, the "Sellers");

2) STONERIDGE, INC., an Ohio corporation, with headoffice at 9400 East Market Street, in the city of Warren, State of Ohio, United States of America, in this act represented by its attorney in fact, COARACI NOGUEIRA DO VALE, Brazilian citizen, married, attorney-at-law and consultant, resident and domiciled in the Capital City of the State of Sao Paulo, at Rua Tabapua, 821 - 8th floor, suite 96, holder of Identification Card No. 2.676.014-SSP/SP and Individual Taxpayers' Registration No. 043.359.028-91, ("the Buyer");

3) MARCOS FERRETTI, Brazilian citizen, married, electrical engineer, resident and domiciled at Rua Pedro Vieira da Silva, no. 64- Bl. 1, apt. 41, Jardim Santa Genebra, Campinas, State of Sao Paulo, holder of identification card RG/SP No. 13.602.771, Individual Taxpayers Registration No. 061.910.648-45 and SERGIO DE CERQUEIRA LEITE, Brazilian citizen, married, businessman, resident and domiciled at Rua Joaquim Novaes, 250, ap. 62 - Cambui, Campinas, State of Sao Paulo, holder of identification card RG/SP No. 15.307.343, Individual Taxpayers Registration No. 102.104.068-10 (each a "Quotaholder" and collectively, the "Quotaholders") and,


         WHEREAS, the Sellers are the owners of an aggregate of 100,000 (one hundred thousand) quotas of capital of P.S.T. Industria Eletronica da Amazonia Ltda., a Brazilian limited liability commercial company with headoffice at the city of Manaus, the state capital of the State of Amazonas, at Rua Sao Domingos, 86-B and 179, Aleixo, Federal Taxpayers' Registration No.
84.496.066/0001-04, with its Company Agreement recorded at the Commercial Registry of the State of Amazonas, under Nbr. 13200.277.643 on August 27, 1993, and subsequent amendments (the "Company"), representing 50% (fifty percent) of the total quotas of capital of the Company ( the "Quotas");



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         WHEREAS, the Quotaholders are the owners of an aggregate of 100,000
(one hundred thousand) quotas of the Company, representing 50% (fifty percent) of the total quotas of capital of the Company;

         WHEREAS, the Sellers wish to sell to the Buyer, and the Buyer wishes to purchase from the Sellers, the Quotas pursuant to the terms and subject to the conditions set forth herein.

         Accordingly, the parties agree as follows:

1.       Purchase and Sale of Quotas.

         1.1 The Purchase and Sale. Subject to the terms and conditions hereof, the Sellers hereby agree to sell, assign and transfer to the Buyer, and the Buyer hereby agrees to purchase from the Sellers, on the date hereof, the Quotas, free and clear of all liens, pledges, encumbrances, options, rights of first refusal and all claims, whether judicial or not, of every kind whatsoever. At the Closing, Buyer, Sellers and the Quotaholders shall sign an Amendment to the Company Agreement of the Company effecting besides the assignment and transfer of Quotas from Sellers to Buyer, other alterations mutually agreed upon among Quotaholders and Buyer, as per Exhibit 1.1.

2.       Purchase Price.

         2.1 Payment of Purchase Price. As full consideration for the Quotas, upon the terms and subject to the conditions of this Agreement, the Buyer agrees to pay the Sellers an aggregate of US$ 17,500,000.00 (seventeen million five hundred thousand US dollars) (the "Purchase Price"), payable as follows:

         (a) US$ 1,000,000.00 (one million US dollars) being US$ 500,000.00 (five hundred thousand US dollars) to each Seller, which were transferred to the Sellers bank account at Banco de Boston, branch 004, account nbr. 257833-05, who having received said sums from Buyer, give to Buyer full and general releases for the payment of this part of the price.

         (b) R$ 9.080.445,00 (nine million eighty thousand four hundred forty-five reais) equivalent to US$ 8,250,000.00 (eight million two hundred fifty thousand US dollars), through a certified check No.188228, issued by the Deutsche Bank, in favor of Coaraci Nogueira do Vale, and endorsed to Ricardo Ribeiro Maciel, on the date hereof, and:

         (c) R$ 9.080.445,00 (nine million eighty thousand four hundred forty-five reais) equivalent to US$ 8,250,000.00 (eight million two hundred fifty thousand US dollars), through a certified check No.188229, issued by the Deutsche Bank, in favor of Coaraci Nogueira do Vale, and endorsed to Ichiro Aoki, on the date hereof.



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3.       Representations and Warranties of the Sellers. The Sellers jointly and severally represent and warrant to the Buyer as follows:

         3.1 Authority. The Company (a) is a limited liability commercial company duly organized, validly existing, and in good corporate and tax standing under the laws of Brazil, (b) has the full corporate powers and authority to own or hold under lease or similar agreement the properties and assets which it now owns or holds under such lease or agreement, and to carry on its business as it is now being conducted, and (c) has obtained all the required licenses and permits from relevant federal, state and municipal authorities for carrying on its activities, and the undertaking of such activities does not violate any treaty, statute, administrative law or regulation. Sellers have supplied to Buyer's Legal Counsel copies of the Company Agreement for the organization of the Company, the subsequent Amendments to the Company Agreement, including the last Amendment to the Company Agreement currently in force, as filed with the Commercial Registry of the State of Amazonas, Deliberations of the Quotaholders and Certificate from the Commercial Registry of the State of Amazonas (the "Organizational Documents"). Such copies are complete and correct. (Schedule 3.1)

         3.2 No Conflicts. The execution of this Agreement do and did not, and the consummation of the transactions contemplated hereby will not and did not,
(a) conflict with the Organizational Documents, (b) result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit, including fiscal benefits, under, any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which the Company is a party or by which the Company may be bound, or (c) violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or the Sellers. Except as contemplated by Section 5.2, no material third party consent or approval, authorization, license, permit or other action by, or filing with, any governmental body, is required, with respect to the actions of the Sellers in connection with the execution and delivery by the Sellers of this Agreement or in order for the Sellers to consummate the transactions contemplated hereby.

         3.3 Capitalization. The total capital of the Company consists solely of 200,000 (two hundred thousand) quotas of the unitary value of R$ 1,00 (one real), all of which are evidenced in the last Amendment to the Company Agreement dated June 30, 1997, which is currently in force, and are fully paid in. Except as set forth on Schedule 3.3, to the best of Sellers knowledge , there are no outstanding subscriptions, options, warrants, puts, calls, rights or other agreements or commitments relating to the issuance, transfer, purchase or sale of any Quota, voting securities or securities (including debt obligations) convertible into or exchangeable for quotas of capital or voting securities (or any such convertible or exchangeable securities) of the


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Company, or obligations to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment. The Sellers are, in the aggregate, the lawful owners of the Quotas, which represent 50% (fifty percent) of the Company's quotas of capital , with clear and unencumbered title thereto, free and clear of all liens, pledges, encumbrances, options, rights of first refusal and other claims of any kind, and have full right, power and authority required by law to sell, assign and transfer the Quotas to the Buyer. The sale, assignment and transfer of the Quotas to the Buyer pursuant to this Agreement will transfer to and vest in Buyer clear and unencumbered title thereto, free and clear of all liens, pledges encumbrances, options, rights of first refusal and other claims of any kind. The Company is not, directly or indirectly, the record or beneficial owner of any shares of capital stock or other equity interests of any corporation, company, partnership or other entity.

         3.4 Financial Statements. Schedule 3.4 sets forth the unaudited consolidated balance sheet, income statement, statement of changes in stockholders' equity and statement of cash flow of the Company (the "Interim Financials") as of July 31, 1997 and December 31, 1996, for the 7 (seven) months ended July 31st, 1997 and for the 12 (twelve) month period ended December 31, 1996, respectively (the "Interim Financial Statement Dates"), as prepared by Arthur Andersen and the consolidated balance sheets and related income statements of the Company of and for the years ended December 31, 1996, 1995 and 1994 (only balance sheet) and for the 7 (seven) months ended July 31, 1997 (together with the Interim Financials, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles in Brazil consistently applied, except as may be indicated in the notes thereto. The Financial Statements fairly present, in all material respects, the results of operations and financial condition of the Company for the periods and at the dates presented. Schedule 3.4.1 sets forth documentation referring to real estate owned by the company and to rights to intellectual property. Schedule 3.4.2 sets forth income tax returns of the Company for years ended December 31, 1993, 1994, 1995 and 1996.

         3.5 Contracts. The Company is not in breach or default under any contract or agreement, oral or written, to which the Company is bound. Likewise, to the best of Sellers' knowledge, up through the date of signing of the present agreement, there are no contracts or covenants with third party, oral or written, whose nonperformance or renegotiation may have caused or will cause losses to the Company. Schedule 3.5 sets forth outstanding contracts entered into by the Company. Sellers shall not be responsible for the normal renewals and normal renegotiations described in section 3.10 or for nonperformance which results from the peculiarities of the operations of the Company, which are known to, and accepted by, the Buyer.

         3.6 Absence of Changes or Events. To the best of Sellers' knowledge, since December 31, 1996, the commercial and financial business of the


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Company has been conducted in the ordinary course, and appropriate to the peculiarities of the operations of the Company, as it is known to, and accepted by, the Buyer, and no material adverse change, which could affect the business of the Company through December 31, 1998 has taken place.

         3.7 Absence of Claims. There is no unrecorded claim, obligation, liability, litigation proceeding or governmental investigation pending or threatened against the Company or its properties that could have a material adverse effect on the Company, except for what is listed in Annex 3.7 hereto. Neither of the Sellers, nor any entity controlled by either Seller, nor any relative of either Seller, has any claim whatsoever against the Company.
Schedule 3.7.1 sets forth the list of employees of the Company on the date hereof. Schedule 3.7.2 sets forth the notice from the Secretariat of Finance of the State of Amazonas referring to current and on going tax inspection. Schedule 3..3 sets forth the guaranties offered by the Company to current creditors, of which in certain contracts personal guaranties were offered by Sellers.

         3.8 Compliance with Applicable Laws. The business and affairs of the Company have been conducted in compliance with all applicable laws, orders, ordinances, rules and regulations of any governmental authority, except to the extent noncompliance would not have an adverse effect on the business or financial condition of any such entity in an amount not to exceed reais equivalent to US$ 100,000.00(one hundred thousand US dollars).

         3.9 Binding Effect. This Agreement, upon execution and delivery by the Sellers will constitute a legal, valid and binding obligation of the Sellers. Neither the execution and delivery nor the performance by the Sellers of their obligations under, nor the consummation of the transactions contemplated by, this Agreement will, (i) violate, conflict with or result in a breach or termination of, or otherwise give any other contracting party additional rights or compensation under, or the right to terminate, or constitute a default under the terms of, any agreement to which either Seller is a party or by which the Sellers or any of their properties or assets are bound or subject, (ii) violate any judicial order against, or binding upon, either of the Sellers or any of their properties or assets, or (iii) constitute a violation by either of the Sellers of any applicable law as such law relates to the Sellers or to the properties or assets of the Sellers.

         3.10 Suppliers and Customers -Since January 1, 1997, to the date hereof, Sellers have no knowledge of any unusual condition or change external to the company, relating to any current supplier or client of the company, that could have a material adverse effect on the business of the company or on its financial condition. For purposes of this Clause, an amount which would negatively affect the earnings or the balance sheet up to the amount in reais equivalent to US$ 100,000.00 (one hundred thousand US dollars) is not material. For the legal effects of this Agreement and of this Clause, it is considered that the normal changes of suppliers and clients, the


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normal renewal and renegotiation of financial and commercial conditions, and the effects thereof, constitute normal operations of the Company resulting from market conditions and opportunities, as known to, and agreed by, Stoneridge, so that Sellers will not be responsible, under these circumstances, for any adverse effect on the business or on the financial condition of the Company therefor.


         3.11 Suframa - The Company has submitted to SUFRAMA (Superintendency of the Manaus Free Trade Zone) 5 (five) projects aiming at obtaining tax benefits
a) from the Federal Government, comprising exemption of the IPI (Tax on Industrialized Products) on manufactures products, the exemption and/or reduction of the Importation Tax on capital goods and imported consumable items,
b) from the State Government of Amazonas, comprising the partial or total restitution of the ICMS (Tax on the Circulation of Merchandise) and c) from SUDAM (Superintendency for the Development of the Amazon Area), comprising the exemption of the Corporate Income Tax and of the non-refundable additional charges, said projects being: 1) Project for the Implantation of manufacture of alarms, electrical locks and of the shift, sirens and automatic electrical system for glass closure, dated August, 1993; 2) Project for Expansion and Diversification, dated November, 1994; 3) Project for Diversification - Assembled Printed Circuit Board - PCI, dated January, 1995; 4) Project for Diversification - Audio Amplifier, dated February, 1996; 5) Project for Revalidation of Fiscal Incentives, dated July, 1996. All projects were approved and the tax benefits are available for the Company and in full force.

4. Representations and Warranties of the Quotaholders. The Quotaholders jointly and severally represent and warrant to the Buyer as follows:

         4.1 Authority. The Company (a) is a limited liability commercial company duly organized, validly existing, and in good corporate and tax standing under the laws of Brazil, (b) has the full corporate powers and authority to own or hold under lease or similar agreement the properties and assets which it now owns or holds under such lease or agreement, and to carry on its business as it is now being conducted, and (c) has obtained all the required licenses and permits from relevant federal, state and municipal authorities for carrying on its activities, and the undertaking of such activities does not violate any treaty, statute, administrative law or regulation. Buyer's Legal Counsel has obtained copies of the Organizational Documents. To the best of the Quotaholders' knowledge, such copies are complete and correct.

         4.2 No Conflicts. The execution of this Agreement do and did not, and the consummation of the transactions contemplated hereby will not and did not,
(a) conflict with the Organizational Documents, (b) result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any


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obligation or to loss of a material benefit, including fiscal benefits, under, any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which the Company is a party or by which the Company may be bound, or (c) violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or the Quotaholders. Except as contemplated by Section 5.2, no material third party consent or approval, authorization, license, permit or other action by, or filing with, any governmental body, is required, with respect to the actions of the Quotaholders in connection with the execution and delivery by the Quotaholders of this Agreement or in order for the Quotaholders to consummate the transactions contemplated hereby.

         4.3 Capitalization. The total capital of the Company consists solely of 200,000 (two hundred thousand) quotas of the unitary value of R$ 1,00 (one real) all of which are evidenced in the last Amendment to the Company Agreement dated June 30, 1997, which is currently in force, and are fully paid in. Except as set forth on Schedule 3.3, to the knowledge of the Quotaholders, there are no outstanding subscriptions, options, warrants, puts, calls, rights or other agreements or commitments relating to the issuance, transfer, purchase or sale of any quota, [voting securities or securities] (including debt obligations) convertible into or exchangeable for quotas of capital or voting securities (or any such convertible or exchangeable securities) of the Company, or obligations to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment. The Quotaholders are, in the aggregate, the lawful owners of 50% (fifty percent) of the Company's quotas of capital , with clear and unencumbered title thereto, free and clear of all liens, pledges, encumbrances, options, rights of first refusal and other claims of any kind. The Company is not, directly or indirectly, the record or beneficial owner of any shares of capital stock or other equity interests of any corporation, company, partnership or other entity.

         4.4 Financial Statements. Schedule 3.4 sets forth the Financial Statements. The Financial Statements have been prepared in accordance with generally accepted accounting principles in Brazil consistently applied. The Financial Statements fairly present, in all material respects, the results of operations and financial condition of the Company for the periods and at the dates presented. Schedule 3.4.1 sets forth documentation referring to real estate owned by the company and to rights to intellectual property. Schedule
3.4.2 sets forth income tax returns of the Company for years ended December 31, 1993, 1994, 1995 and 1996.

         4.5 Contracts. The Company is not in breach or default under any contract or agreement, oral or written, to which the Company is bound. Likewise, to the best of Quotaholders' knowledge, up through the date of signing of the present agreement, there are no contracts or covenants with third party, oral or written, whose nonperformance or renegotiation may have caused or will cause losses to the Company. Schedule 3.5 sets forth


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outstanding contracts entered into by the Company. Quotaholders shall not be responsible for the normal renewals and normal renegotiations described in section 4.10 or for nonperformance which results from the peculiarities of the operations of the Company, which are known to, and accepted by, Buyer.



         4.6 Absence of Changes or Events. To the best of Quotaholders' knowledge, since December 31, 1996, the commercial and financial business of the Company has been conducted in the ordinary course, and appropriate to the peculiarities of the operations of the Company, as it is known to, and accepted by, Stoneridge, and no material adverse change, which could affect the business of the Company through December 31, 1998 has taken place.


         4.7 Absence of Claims. There is no unrecorded claim, obligation, liability, litigation proceeding or governmental investigation pending or threatened against the Company or its properties that could have a material adverse effect on the Company, except for what is listed in Annex 3.7 hereto. Neither of the Quotaholders, nor any entity controlled by either Quotaholder, nor any relative of either Quotaholder, has any claim whatsoever against the Company. Schedule 3.7.1 sets forth the list of employees of the Company on the date hereof. Schedule 3.7.2 sets forth the notice from the Secretariat of Finance of the State of Amazonas referring to current and on going tax inspection. Schedule 3.3 sets forth the guaranties offered by the Company to current creditors.

         4.8 Compliance with Applicable Laws. The business and affairs of the Company have been conducted in compliance with all applicable laws, orders, ordinances, rules and regulations of any governmental authority, except to the extent noncompliance would not have an adverse effect on the business or financial condition of any such entity, in an amount no to exceed reais equivalent to US$ 100,000.00 (one hundred thousand US dollars).

         4.9 Binding Effect. This Agreement and the Quotaholders Agreement among the Buyer and the Quotaholders of even date herewith (the "Quotaholders Agreement"), upon execution by the Quotaholders will constitute the legal, valid and binding obligations of the Quotaholders. Neither the execution nor the performance by the Quotaholders of their obligations under, nor the consummation by each of the transactions contemplated by, this Agreement or the Quotaholders Agreement will, (i) violate, conflict with or result in a breach or termination of, or otherwise give any other contracting party additional rights or compensation under, or the right to terminate, or constitute a default under the terms of, any agreement to which either Quotaholder is a party or by which the Quotaholders or any of their properties or assets are bound or subject, (ii) violate any judicial order against, or binding upon, either of the Quotaholders or any of their properties or assets, or (iii) constitute a violation by either of the Quotaholders of any


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applicable law as such law relates to the Quotaholders or to the properties or assets of the Quotaholders.

         4.10 Suppliers and Customers - Since January 1, 1997, to the date hereof, Quotaholders have no knowledge of any unusual condition or change external to the company, relating to any current supplier or client of the company, that could have a material adverse effect on the business of the company or on its financial condition. For purposes of this Clause, an amount which would negatively affect the earnings or the balance sheet up to the amount in reais equivalent to US$ 100,000.00 (one hundred thousand US dollars) is not material. For the legal effects of this Agreement and of this Clause, it is considered that the normal changes of suppliers and clients, the normal renewal and renegotiation of financial and commercial conditions, and the effects thereof, constitute normal operations of the Company resulting from market conditions and opportunities, as known to, and agreed by, Stoneridge, so that Quotaholders will not be responsible, under these circumstances, for any adverse effect on the business or on the financial condition of the Company therefor.

         4.11 Suframa - The Company has submitted to SUFRAMA (Superintendency of the Manaus Free Trade Zone) 5 (five) projects aiming at obtaining tax benefits
a) from the Federal Government, comprising exemption of the IPI (Tax on Industrialized Products) on manufactures products, the exemption and/or reduction of the Importation Tax on capital goods and imported consumable items,
b) from the State Government of Amazonas, comprising the partial or total restitution of the ICMS (Tax on the Circulation of Merchandise) and c) from SUDAM (Superintendency for the Development of the Amazon Area), comprising the exemption of the Corporate Income Tax and of the non-refundable additional charges, said projects being: 1) Project for the Implantation of manufacture of alarms, electrical locks and of the shift, sirens and automatic electrical system for glass closure, dated August, 1993; 2) Project for Expansion and Diversification, dated November, 1994; 3) Project for Diversification - Assembled Printed Circuit Board - PCI, dated January, 1995; 4) Project for Diversification - Audio Amplifier, dated February, 1996; 5) Project for Revalidation of Fiscal Incentives, dated July, 1996. All projects were approved and the tax benefits are available for the Company and in full force.

5.       Covenants.

         5.1 - The Sellers, the Quotaholders and the Company shall maintain Buyer fully protected, therefore, free and unencumbered, of any actions or claims from any third party relative to the purchase of quotas object of this Agreement, undertaking, consequently, to take all possible actions, whether judicial or not, necessary for the protection of the rights of Buyer, provided that such obligations result from facts originated before the date of signing of the present agreement.




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         5.2 SUFRAMA Authorization. Antitrust Notification: (a) Sellers, WITH
THE SUPPORT OF BUYER, SHALL OBTAIN FROM SUFRAMA WITHIN THE PERIOD DEFINED BY THIS AGENCY, OR WITHIN THE PERIOD ESTIMATED AT 12 (TWELVE) MONTHS COUNTING FROM THE DATE HEREOF, through timely communication to SUFRAMA pursuant to Resolution SUFRAMA 143/87, the necessary authorization for the transfer of the Quotas sold hereby, for the free ownership of Buyer; provided, that if in the future SUFRAMA revokes or denies all or part of the benefits described in correspondence and technical affidavits issued by the Secretariat of Industry, Commerce and Tourism of the State of Amazonas (Annex 5.2) attributable to products object of the above referred benefits, such products which are on the date of this agreement in normal process of manufacturing and production, and such revocation or denial resulting from any action or failure to act prior to the date hereof or resulting from the transfer of Quotas pursuant to this Agreement, Sellers will immediately return to Buyer the entire Purchase Price paid for the Quotas; (b) Sellers and the Company also represent and warrant that they obtained from SUFRAMA (SUDAM) the necessary approvals for their industrial projects referred to in sections 3.11 and 4.11, which enable the Company to enjoy, among other benefits, the exemption of the income tax for the period of 10 (ten) years counting from December, 1995, pursuant to the documents included as Annex 5.2.1 hereto; (c) Sellers represent and warrant that the Department of Administration of Fiscal Incentives of the Superintendency for the Development of Amazonia - SUDAM has not issued the Declaratory Act which recognizes to the Company the right for the exemption of the income tax, being certain, however, that once said Declaratory Act is issued, which is expected to be issued until no later than January 31, 1998, shall be effective retroactively, that is, it shall benefit the Company since December, 1995; and (d) within the time period defined by law, Sellers and the Buyer shall submit to the Administrative Council of Economic Defense - CADE, with support, where required, from the Quotaholders and from the Company, the purchase of the Quotas referred hereto, for purposes of obtaining its approval. In the event that such authorities do not give their clearance to the sale and purchase contemplated by this Agreement, the Buyer and the Sellers undertake to negotiate in good faith with the relevant authorities in order to obtain clearance and to take any measures required by the authorities in order that the said sale and purchase will not be revoked.

Sole paragraph:- SELLERS SHALL NOT UNDERTAKE ANY RESPONSIBILITY FOR THE DELAY IN THE AUTHORIZATION TO BE GRANTED BY SUFRAMA, IN CASE THE DELAY RESULT FROM INACTION FROM SAID AGENCY.

         5.3 Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring the cost or expense.

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         5.4 Certain Other Agreements. Each of the Sellers and each of the
Quotaholders warrant and represent that there are no agreements other than those expressly referred in the clauses and annexes to this Agreement.

         5.5  Certain Restrictions.


         (a) Covenant Not to Compete. Having in view (i) the reasonable limitation in time of the restrictions described below on Sellers future engagement in business activities and (ii) taking into account that from the total price payable to each of the Sellers, that is, reais equivalent to US$ 1,000,000.00 (one million US dollars) for each, represent an indemnification for their acceptance of said restrictions, each of the Sellers agrees that he will not, during the period commencing on the date hereof and ending on the second anniversary of the date hereof engage in Brazil, directly or indirectly, whether on his own account or as a quotaholder, partner, joint venturer, officer, director, and/or agent, of any person, firm, corporation or other entity or otherwise, in any or all of the following activities in which the Company is engaged on the date hereof:

         (i) enter into or engage in any business which competes with any business conducted by the Company (such businesses, the "Applicable Businesses");

         (ii) solicit customers or business patronage which may result in competition with any Applicable Business or may result in any customer ceasing to be a customer of the Company with respect to any Applicable Business; or

         (iii) promote or assist, financially or otherwise, any person, firm, association, corporation or other entity engaged in any Applicable Business.

         (b) Covenant Against Disclosure. Each of the Sellers agrees, from and after the date hereof, and for a period of 2 (two) years from the date hereof, not to (i) disclose to any person, association, firm, corporation or other entity in any manner, directly or indirectly, any confidential information or confidential data of the Company or the Buyer, whether of a technical or commercial nature, or (ii) use, or permit or assist, by acquiescence or otherwise, any person, association, firm, corporation or other entity to use, in any manner, directly or indirectly, any such confidential information or data, excepting only use of such data or information as is at the time generally known to the public and which did not become generally known through any breach of this Section 5.5(b) by such Seller.

         (c) Covenant Against Hiring. Each of the Sellers agrees from and after the date hereof that he shall not take any action which would, or is designed to, induce any employee or representative of the Company not to continue as an employee or representative of the Company.

         (d) Specific Performance. Each of the Sellers, Quotaholders and the company understand and, above all, agree that BUYER has the indisputable right to require judicially the full or partial performance of this Contract or of any part, clause, section or condition of same pursuant to article 639 and following articles of the Brazilian Civil Procedure Code. Furthermore, all obligations assumed in this Contract may be the object of judicial claim, pursuant to art. 585, II of the same Brazilian Civil Procedure Code.

6.       The Closing.

         6.1 Deliveries at Closing.


         (a) At the Closing, the Buyer shall deliver to the Sellers the balance of the Purchase Price referred to in 2.1 (b) and 2.1 (c).

7.       Amendment; Waiver

         7.1 Amendment. This Agreement may not be amended, except by an instrument in writing signed on behalf of all the parties.

         7.2 Waiver. No delay on the part of a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of a party of any right hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any partial exercise of any right, power or privilege hereunder preclude any other further exercise thereof or the exercise of any other right, power or privilege hereunder.

8.       Survival of Representations and Warranties; Indemnification.

         8.1 Survival of Representations and Warranties. The representations and warranties contained in this Agreement or in any certificate, document or instrument delivered pursuant to this Agreement shall survive the Closing without limitation. Any investigation by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation or warranty.


         8.2 Indemnification. Sellers and Quotaholders shall indemnify the Company and/or Buyer for all and any damages, losses or expenses which effectively may occur as a consequence of the inaccuracy of the warrants and representations included herein, including with regard to fines, interests, monetary correction, legal fees, legal costs and other expenses, such as for:

         (a) all obligations of the Company, independently of the legal cause which might have originated said obligations, specially, but not limited to, fiscal, social security and labor obligations, which until the date hereof may not have been properly recorded in the Company's books or which may have been improperly recorded , or which may not have been described in Annexes to this Contract; and,

         (b) all titles or obligations of favour, of the Company's responsibility to Sellers and/or third parties, which the Company is under the obligation to perform and provided they were carried out to the date hereof.

         8.3 Sellers shall always be assured of their right to defend themselves in actions, claims or remedies against creditors which may require the satisfaction of credits not recognized by Sellers, provided that adequate guarantees are given to Buyer and/or to the Company that if such credits are maintained, that they shall be fully satisfied by Sellers.

         8.4 Buyer and the Company undertake to maintain Sellers free of any claims from third party in regards to collateral provided by Sellers to guaranty existing loans by the Company to third parties for the benefit of the Company, further undertaking to indemnify eventual disbursements made by Sellers as a result of said collaterals to the extent such disbursements are not related to facts which are misrepresented in this Agreement.


9.       Miscellaneous.

         9.1 Irrevocability. This Agreement is irrevocable, obligating not only the parties to this Agreement, but also their heirs and successors at any title.

         9.2 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         9.3 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered in two of the following mediums: personally delivered, sent by certified mail (return receipt requested) or sent by facsimile (confirmation of receipt requested) to the respective parties as follows:


                           if to the Buyer:


                  Stoneridge, Inc.
                  9400 East Market Street
                  Warren, Ohio  44484
                  Attention:  Mr. Cloyd J. Abruzzo

                  with a copy to:

                  Baker & Hostetler LLP

                  3200 National City Center
                  1900 East 9th Street
                  Cleveland, Ohio 44114-3485
                  Telecopier:  (216) 696-0740
                  Attention:  Mr. Avery S. Cohen

                  if to the Sellers:

                  Ricardo Ribeiro Maciel
                  Alameda Procion, 548
                  Condominio Morada das Estrelas,
                  Aldeia da Serra
                  Barueri, SP

                  Brasil

                  with a copy to:

                  Antonio Carlos Q. Ferreira
                  Ernst & Young
                  Condominio Sao Luiz - torre I - 7 degrees. andar Av. Pres. Juscelino Kubitschek, 1830
                  04543-900 Sao Paulo, SP
                  Brasil

                  Ichiro Aoki
                  Rua Joaquim Novaes, No. 250 - apt. 61 - Cambui
                  13015-140 Campinas, SP
                  Brasil

                  with a copy to:

                  Antonio Carlos Q. Ferreira
                  Ernst & Young
                  Condominio Sao Luiz - torre I - 7 degrees. andar Av. Pres. Juscelino Kubitschek, 1830
                  04543-900 Sao Paulo, SP
                  Brasil

                  if to the Quotaholders:

                  Sergio de Cerqueira Leite
                  Rua Joaquim Novaes, No. 250 - apt. 62 - Cambui
                  13015-140 Campinas, SP
                  Brasil

                  with a copy to:

                  Marcelo  Ribeiro de Almeida
                  Ernst & Young
                  Condominio Sao Luiz - torre I - 7 degrees. andar Av. Pres. Juscelino Kubitschek, 1830
                  04543-900 Sao Paulo, SP
                  Brasil

                  Marcos Ferretti
                  Rua Pedro Vieira da Silva, No. 64
                  Bl. 1, apt. 41, Jardim Santa Genebra
                  01380-570 Campinas, SP
                  Brasil

                  with a copy to:

                  Marcelo  Ribeiro de Almeida
                  Ernst & Young
                  Condominio Sao Luiz - torre I - 7 degrees. andar Av. Pres. Juscelino Kubitschek, 1830
                  04543-900 Sao Paulo, SP
                  Brasil

                  if to P.S.T. Industria Eletronica da Amazonia Ltda.

                  Sergio de Cerqueira Leite
                  Marcos Ferretti
                  Rua Sao Domingos, 86-B and 179 - Aleixo
                  Manaus, AM

                  with a copy to:

                  Marcelo  Ribeiro de Almeida
                  Ernst & Young
                  Condominio Sao Luiz - torre I - 7 degrees. andar Av. Pres. Juscelino Kubitschek, 1830
                  04543-900 Sao Paulo, SP
                  Brasil

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt of notice of the change). Notices will be deemed to have been given hereunder when delivered personally, 15 business days after deposit in the mail, or when confirmation of receipt is received; provided, however, that delivery of a notice will be deemed to occur only when the later of the two deliveries is deemed to have been given.

         9.4 Governing Law; Dispute Resolution. This Agreement shall be governed by the laws of Brazil.The Courts sitting in the City of Sao Paulo, State of Sao Paulo, shall have exclusive jurisdiction over any questions regarding the construction and interpretation or any controversy or claim arising out of or relating to this Agreement, or the breach thereof or relationship created thereby.


         9.5 Headings. The headings in this Agreement are for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         9.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party to this Agreement, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature under or by reason of this Agreement.

         9.7 Language; Counterparts. This Agreement is simultaneously executed in English and Portuguese; in case of discrepancy between such languages, the Portuguese language shall prevail. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         9.8 Press Releases. The Buyer and the Sellers shall consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

         9.9 Absence of Finders' Fees. Each party represents and warrants to the others that all negotiations relating to this Agreement and the transactions contemplated herein have been carried on without the intervention of any person acting on its/his behalf in such a manner as to give rise to any valid claim from any brokerage commissions or finders' fees or similar compensation in connection with the purchase and sale of the Quotas.

         9.10 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to its subject matter and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to that subject matter. In the event of any dispute regarding this Agreement, this PORTUGUESE version of this Agreement shall control.


And, being in agreement, the parties execute this instrument in 6 (six) counterparts of one sole content and effect, in the presence of the undersigned witnesses.

AGREEMENT FOR THE PURCHASE AND SALE OF QUOTAS OF P.S.T. INDUSTRIA ELETRONICA DA AMAZONIA LTDA.




                           Campinas October 29, 1997




                            /s/ RICARDO RIBEIBRO MACIEL
                           -----------------------------------
                           RICARDO RIBEIRO MACIEL




                             /s/  ICHIRO AOKI
                           -----------------------------------
                           ICHIRO AOKI
                           SELLERS



                           STONERIDGE, INC.



                           By: /s/  COARACI NOGUERIRA DO VALE
                           --------------------------------------
                           Name: Coaraci Nogueira do Vale
                           Attorney in fact
                           BUYER



                              /s/  SERGIO DE CERQUEIRA LEITE
                           --------------------------------------
                           SERGIO DE CERQUEIRA LEITE



                             /s/  MARCOS FERRETTI
                           --------------------------------------
                           MARCOS FERRETTI
                           QUOTAHOLDERS

AGREEMENT FOR THE PURCHASE AND SALE OF QUOTAS OF P.S.T. INDUSTRIA ELETRONICA DA AMAZONIA LTDA.




                  P.S.T. INDUSTRIA ELETRONICA DA AMAZONIA LTDA.



                            /s/  SERGIO DE CERQUEIRA LEITE
                           --------------------------------------
                           SERGIO DE CERQUEIRA LEITE



                            /s/  MARCOS FERRETTI
                           --------------------------------------
                           MARCOS FERRETTI


Witnesses:



---------------------------



---------------------------